SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 3.03  Material Modification to Rights of Security Holders.

On March 28, 2008, Tekni-Plex, Inc. (“Tekni-Plex” or the “Company”) issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1, announcing that it has entered into an amendment (the “Forbearance Amendment”) to its Forbearance Agreement (as amended, the “Forbearance Agreement”), dated as of January 16, 2008, with entities (collectively, the “Noteholder Group”) that have represented that they hold more than 91% of the Company’s 12.75% Senior Subordinated Notes Due 2010 (the “Subordinated Notes”) and more than 64% of the Company’s 8.75% Senior Secured Notes due 2013 (the “Second Lien Notes”).

The Forbearance Amendment, a copy of which is attached hereto as Exhibit 10.1, amends the Forbearance Period under and as defined in the Forbearance Agreement such that it continues until the earlier to occur of (i) 11:59 p.m. EST on May 13, 2008, (ii) 11:59 p.m. EST on April 1, 2008, unless by such time counsel to the Noteholder Group delivers to the Company a written notice stating that either (A) a term sheet (the “Restructuring Term Sheet”) memorializing the restructuring transaction agreed to in principle between holders of a majority in principal amount of the Subordinated Notes and the Required Preferred Stockholders (as defined in the Company’s Certificate of Incorporation) on March 27, 2008, has been agreed to among the Company, holders of a majority in principal amount of the Notes, the Required Preferred Stockholders and the two holders of the Company’s common stock or (B) holders of a majority in principal amount of the Subordinated Notes have agreed to extend the date set forth in this clause (ii) to a date specified in such written notice, (iii) 11:59 p.m. EST on April 15, 2008 if any required tender offer for the Subordinated Notes shall not have been launched by such time, unless counsel to the Noteholder Group delivers to the Company a written notice stating that holders of a majority in principal amount of the Subordinated Notes have agreed to extend the date set forth in this clause (iii) to a date specified in such written notice or waive compliance with this clause (iii), and (iv) four business days after the delivery by counsel to the Noteholder Group of a written notice terminating the Forbearance Period, which notice may be delivered upon or after the occurrence of any Forbearance Default (as defined in the Forbearance Agreement); provided that the Forbearance Agreement shall immediately terminate upon the occurrence of a Forbearance Default under subsection (H) of the definition thereof without the need for delivery of any notice. The term Forbearance Default means (A) the valid acceleration of obligations arising under (i) the Indenture governing the Second Lien Notes; (ii) the Indenture governing the Company’s 10 7/8% Senior Secured Notes due 2012 (the “First Lien Notes”); or (iii) the Credit Agreement dated as of June 10, 2005, between the Company, as borrower, Citicorp USA, Inc. as administrative agent, General Electric Capital Corporation as syndication agent, and the lenders and issuers party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); (B) the Company’s payment of or entry into an agreement to pay the fees or expenses of any ad-hoc group of holders of First Lien Notes or Second Lien Notes (other than the Noteholder Group); (C) the failure of the Company and the Required Preferred Stockholders, after four business days’ written notice from counsel to the Noteholder Group alleging such a failure, to engage in good faith efforts to negotiate, document and consummate the transactions contemplated by the Restructuring Term Sheet, which determination shall be made by the holders of a majority in principal amount of the Subordinated Notes in good faith and their reasonable discretion; (D) the failure of the Company, after four business days’ written notice from counsel to the Noteholder Group alleging such a failure, to engage in good faith efforts to produce documentation and due diligence materials reasonably requested by the Noteholder Group’s advisors, which determination shall be made by the holders of a majority in principal amount of the Subordinated Notes in good faith and their reasonable discretion; (E) the occurrence of any Event of Default (as defined in the Indenture governing the Subordinated Notes (the “Subordinated Notes Indenture”)) other than the Event of Default that arose under the Subordinated Notes Indenture due to the Company’s failure to make the interest payment on December 17, 2008; (F) the failure of the Company to comply with any material term, condition, covenant or agreement set forth in the Forbearance Agreement; (G) the failure of any representation or warranty made by the Company under the Forbearance Agreement to be true and correct in all material respects as of the date when made; (H) the commencement by or against the Company or any subsidiary that is a Significant Subsidiary (as defined in the Subordinated Notes Indenture) of a case under title 11 of the United States Code; (I) the Company engages in any material asset sales (other than the disposition of inventory), material sale-leaseback, or material financing transaction (including an increase in commitment under the Credit Agreement) without the consent of a majority in principal amount of the Subordinated Notes held by the Noteholder Group; (J) the Company pays any management, sponsor or consulting fees to its preferred stockholders or their affiliates; or (K) from and after February 14, 2008, the Company enters into any material amendment, restatement, supplement or modification to or under the Credit Agreement without the consent of a majority in principal amount of the Subordinated Notes held by the Noteholder Group (except to the extent that such requirement that the Company obtain such consent would violate Section 6.8 of the Credit Agreement).

Item 8.01. Other Events

The Company also announced in the Press Release that an agreement in principle has been reached among the holders of a majority of the Subordinated Notes and the holders of a majority of its preferred stock regarding the terms of a consensual out-of-court restructuring transaction.  The agreement in principle contemplates the exchange of all or substantially all of the Subordinated Notes into common stock of Tekni-Plex.  It further provides that, in exchange for 100% of their preferred stock, the holders thereof would receive three tranches of warrants as follows:  (i) warrants to purchase 2.5% of the common stock of the Company at an implied exercise price equal to 75% of the Base Strike Price, exercisable for four years, (ii) warrants to purchase 5% of the common stock of the Company at an implied exercise price equal to the Base Strike Price, exercisable for five years and (iii) warrants to purchase 5% of the common stock of the Company at an implied exercise price equal to 110% of the Base Strike Price, exercisable for five years.  The “Base Strike Price” equals (a) the outstanding principal of the exchanged Subordinated Notes, plus (b) interest accrued on the exchanged Subordinated Notes as of the date of the restructuring, plus (c) the fees and expenses incurred in connection with the restructuring, up to a maximum of $10 million.

The Company's existing outstanding common stock will be purchased or retired with a limited amount of cash to be provided in connection with the restructuring.  Negotiations have only recently commenced with the holders of the common stock on this aspect of the transaction.  The new common stock that would be outstanding after consummation of the restructuring transactions would be subject to dilution by a management incentive plan and the exercise of the warrants described above.  Additionally, releases will be exchanged by the various parties to the restructuring transaction.

There can be no assurance that the parties will be able to reach an agreement on the Restructuring Term Sheet or consummate the transactions contemplated thereby.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3, dated as of March 27, 2008, to the Forbearance Agreement, dated as of January 16, 2008, as amended, by and among Tekni-Plex, Inc., each of its subsidiaries identified on the signature pages thereof, and various other parties.

99.1	Press Release of Tekni-Plex, Inc. dated March 28, 2008.

This current report on Form 8-K includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality, changes in environmental and safety laws and regulations and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Tekni-Plex undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	March 28, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 3, dated as of March 27, 2008, to the Forbearance Agreement, dated as of January 16, 2008, as amended, by and among Tekni-Plex, Inc., each of its subsidiaries identified on the signature pages thereof, and various other parties.

99.1	Press Release of Tekni-Plex, Inc. dated March 28, 2008.